EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Teletouch Communications, Inc.
Ft. Worth, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 29, 2011, relating to the consolidated financial statements of Teletouch Communications, Inc., which is contained  in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Houston, Texas

October 31, 2011